Exhibit 99.1

March 16, 2006	MEDIA CONTACT: Rose B. Cummings
Corporate Communications Executive Director
(704) 858-5199
ANALYST CONTACT: Steve Somers, CFA
Executive Director of Investor Relations &
Corporate Development
(610) 651-5900
ssomers@suncom.com
SunCom Wireless Reports Fourth Quarter and Full Year 2005 Results
Company Wraps Up Transitional Year, Turns Focus To Continued Growth
BERWYN, Pa. — SunCom Wireless Holdings, Inc. (NYSE: TPC) today reported fourth quarter and full-year 2005 Adjusted EBITDA of ($13.6) million and $31.1 million, respectively. Net cash used in operating activities was ($34.4) million in the fourth quarter and ($73.3) million for the full year. As previously disclosed, SunCom Wireless ended the year with 965,822 subscribers.
Service revenue in the fourth quarter was $149.6 million and $635.0 million for the full year, reflecting average revenue per user (ARPU) of $51.93 and $54.79, respectively. Roaming revenue was $22.5 million in the fourth quarter and $103.6 million for the full year.
“The fourth quarter represented the first complete quarter in which SunCom Wireless provided all network, billing and customer care services for our subscribers in the territories received from AT&T Wireless since we acquired those properties in late 2004. The transition we undertook in 2005 was disruptive to some of our customers, but once we moved past the integration, we experienced positive subscriber results — evidence that our proposition in the marketplace is addressing customer needs,” said Michael E. Kalogris, chairman and CEO of SunCom Wireless. Gross customer additions in the fourth quarter were 123,333 with net additions of 46,272. Kalogris added “The better subscriber numbers reflect our renewed focus on subscriber growth.”

For the full year 2005, the company added 14,077 subscribers, net of the sale of 29,139 enterprise subscribers in the third quarter. Monthly churn for the full year was 3.2 percent, which reflected higher subscriber deactivations as a result of the challenges associated with the migration of former AT&T Wireless subscribers to SunCom’s networks and systems.
“Last year was a year of major transition for SunCom, its customers and its employees. The disruption to our business caused by the integration of our acquired properties negatively impacted our financial results. We believe those issues are largely behind us, and we are committed to delivering excellent products and services and are focused on offering the highest-value plans in the market,” said Kalogris.
Financial Highlights: (Refer to Schedule 1 for a reconciliation of non-GAAP financial measures)
•	Adjusted EBITDA in the fourth quarter was ($13.6) million, compared to $43.9 million one year ago. Net cash used by operating activities was ($34.4) million in the fourth quarter, compared with net cash provided by operating activities of $12.8 million in the fourth quarter of 2004.

•	Service revenue in the fourth quarter declined to $149.6 million, representing a 4.2 percent decrease from $156.1 million in the third quarter of 2005.

•	Roaming revenue was $22.5 million in the fourth quarter, compared with $29.9 million a year earlier, primarily reflecting lower rates compared with the year-earlier period. Total roaming minutes were 265.4 million in the fourth quarter, compared with 241.7 million a year ago.

•	ARPU was $51.93 in the fourth quarter, compared with $54.66 a year ago and $54.60 in the third quarter 2005. The decline in ARPU primarily reflects a shift to our more competitive, lower access point rate plans, including add-a-lines, as well as the lingering effects of credits given to customers as a result of the handset migration that occurred during the year.

•	Subscribers at year-end 2005 were 965,822, compared with 951,745 a year ago, reflecting a net subscriber increase of 14,077 or 1.5%. Excluding the sale of 29,139 enterprise subscribers in the third quarter, net subscriber additions were 43,216 for the year, representing a 4.7% increase.

•	Monthly churn in the fourth quarter was 2.7 percent, compared with 3.8 percent in the third quarter and reflects the stabilization of our subscriber base following integration and migration activities in the second and third quarters of 2005.

•	Cost of service for the fourth quarter was $73.9 million, compared with $69.9 million in the third quarter of 2005. The higher cost of service primarily resulted from increased off-network roaming usage by our customers.

•	Cost per gross addition (CPGA) was $395 in the fourth quarter, compared with $483 a year earlier.

•	Capital expenditures in the fourth quarter were $59.8 million and $138.0 million for the full year 2005.

•	The company ended the year with $350.1 million in cash and short-term investments.
About SunCom Wireless

SunCom Wireless is a leader in offering digital wireless communications services to consumers in the Southeastern United States, Puerto Rico and the U.S. Virgin Islands. SunCom is committed to delivering Truth in Wireless by treating customers with respect, offering simple, straightforward plans and by providing access to the largest GSM network and the latest technology choices. For more information about SunCom products and services, visit www.suncom.com or call 877-CALL-SUN (1-877-225-5786).
Statements in this press release regarding SunCom Wireless’s business that are not historical facts may be forward-looking statements. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in our annual report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2005	2004
	(Dollars in thousands, except par value)
ASSETS:
Current assets:
Cash and cash equivalents	$16,083	$10,509
Short-term investments	334,046	492,600
Accounts receivable, net of allowance for doubtful accounts of $12,352 and $7,585, respectively	82,898	79,290
Accounts receivable — roaming partners	18,188	18,348
Inventory, net	23,930	18,216
Prepaid expenses	13,492	11,611
Other current assets	12,476	13,029

Total current assets	501,113	643,603

Long term assets:
Property and equipment, net	650,284	814,127
Intangible assets, net	844,498	984,052
Other long-term assets	4,324	5,180

Total assets	$2,000,219	$2,446,962

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current liabilities:
Accounts payable	$97,355	$85,896
Accrued liabilities	89,365	81,997
Current portion of long term debt	2,786	3,484
Other current liabilities	23,271	23,984

Total current liabilities	212,777	195,361

Long-term debt:
Capital lease obligations	864	269
Senior secured term loan	245,000	247,500
Senior notes	713,148	712,055

Senior long-term debt	959,012	959,824

Subordinated notes	730,339	728,494

Total long-term debt	1,689,351	1,688,318

Deferred income taxes, net	128,419	136,937
Deferred revenue	1,809	659
Deferred gain on sale of property and equipment	48,530	19,099
Other	2,483	2,013

Total liabilities	2,083,369	2,042,387

Commitments and contingencies	—	—
Non-controlling interest — Variable interest entity	116	116

Stockholders’ equity (deficit)
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2005 and December 31, 2004	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of December 31, 2005 and December 31, 2004	—	—
Preferred stock, $0.01 par value, 17,000,000 shares authorized, no shares issued or outstanding as of December 31, 2005 and 2004	—	—
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 64,030,417 shares issued and 62,743,080 shares outstanding as of December 31, 2005 and 62,907,433 shares issued and 61,933,556 shares outstanding as of December 31, 2004	627	619
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of December 31, 2005 and December 31, 2004	79	79
Additional paid-in capital	614,054	613,600
Accumulated deficit	(690,446)	(193,638)
Common stock held in trust	(145)	(94)
Deferred compensation	(6,060)	(14,732)
Class A common stock held in treasury, at cost (1,287,337 and 973,877 shares, respectively)	(1,375)	(1,375)

Total stockholders’ equity (deficit)	(83,266)	404,459

Total liabilities and stockholders’ equity (deficit)	$2,000,219	$2,446,962

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Dollars in thousands, except per share data)
Revenues:
Service	$149,623	$149,848	$635,038	$603,242
Roaming	22,509	29,872	103,605	145,999
Equipment	22,706	15,788	87,515	68,959

Total revenues	194,838	195,508	826,158	818,200

Expenses:
Cost of service	73,857	58,328	270,117	244,360
Cost of equipment	37,756	28,674	167,123	122,880
Selling, general and administrative	96,791	64,632	357,833	242,630
Non-cash compensation	1,274	3,547	9,083	19,965
Asset impairment	47,700	—	47,700	—
Depreciation and asset disposal	103,636	36,730	282,006	161,208
Amortization	12,589	6,071	59,449	13,162

Total operating expenses	373,603	197,982	1,193,311	804,205

Income (loss) from operations	(178,765)	(2,474)	(367,153)	13,995

Interest expense	(37,299)	(34,750)	(148,871)	(128,627)
Other expense	—	(3,040)	(314)	(3,092)
Interest and other income	4,117	2,018	15,093	2,937
Other gain	—	814,386	—	814,386

Income (loss) before taxes	(211,947)	776,140	(501,245)	699,599
Income tax benefit (provision)	15,845	(6,737)	4,437	(17,072)

Net income (loss)	(196,102)	769,403	(496,808)	682,527
Accretion of preferred stock	—	(1,057)	—	(11,938)
Redemption of preferred stock	—	34,161	—	34,161

Net income (loss) available to common stockholders	($196,102)	$802,507	($496,808)	$704,750

Net income (loss) available to common stockholders per common share (basic)	($2.87)	$11.85	($7.30)	$10.47

Net income (loss) available to common stockholders per common share (diluted)	($2.87)	$9.86	($7.30)	$7.07

Weighted average common shares outstanding (basic)	68,274,821	67,695,534	68,042,715	67,323,095

Weighted average common shares outstanding (diluted)	68,274,821	81,467,934	68,042,715	101,407,414

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2005	2004
	(Dollars in thousands)
Cash flows from operating activities:
Net income (loss)	($496,808)	$682,527
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities, net of effects from acquisitions and divestitures:
Asset impairment	47,700	—
Depreciation, asset disposal and amortization	341,455	174,370
Accretion of interest	4,863	3,459
Bad debt expense	16,145	7,761
Non-cash compensation	9,083	19,965
Deferred income taxes	(6,130)	(5,235)
(Gain) loss on debt extinguishment	—	(468)
Other non-operating (gains) losses	314	(814,386)
Loss on derivative instruments	—	3,092
Change in operating assets and liabilities:
Accounts receivable	(8,976)	(5,208)
Inventory	(5,714)	5,332
Prepaid expenses and other current assets	(8,024)	(2,713)
Intangible and other assets	955	3,867
Accounts payable	28,336	1,875
Accrued payroll and liabilities	4,546	14,612
Deferred revenue	1,349	(508)
Accrued interest	(437)	304
Other liabilities	(1,931)	(3,473)

Net cash provided by (used in) operating activities	(73,274)	85,173

Cash flows from investing activities:
Purchase of available for sale securities	(1,796,700)	(845,600)
Proceeds from sale of available for sale securities	1,955,254	455,600
Capital expenditures	(137,967)	(77,795)
Proceeds from exchange of FCC licenses	—	4,698
Deposits on FCC licenses	—	(6,937)
Refund of FCC license deposit	6,552	—
Proceeds from sale of assets	53,214	570
Acquisition of FCC licenses	—	(2,161)
Proceeds from asset exchange	—	176,000
Payment of direct costs on business transactions	(1,437)	(8,827)
Other	(99)	(318)

Net cash provided by (used in) investing activities	78,817	(304,770)

Cash flows from financing activities:
Borrowings under senior secured term loan	—	250,000
Payments under senior secured term loan	(2,500)	—
Payments of subordinated debt	—	(4,463)
Payment of debt extinguishment costs	—	(10)
Change in bank overdraft	3,663	(9,212)
Payment of deferred financing costs	(28)	(4,947)
Extinguishment of interest rate swaps	—	(3,092)
Principal payments under capital lease obligations	(1,104)	(1,536)

Net cash provided by financing activities	31	226,740

Net increase in cash and cash equivalents	5,574	7,143
Cash and cash equivalents, beginning of period	10,509	3,366

Cash and cash equivalents, end of period	$16,083	$10,509

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Adjusted EBITDA	2005	2004	2005	2004
	(Dollars in thousands)
Net cash provided by (used in) operating activities	($34,392)	$12,782	($73,274)	$85,173
Change in operating assets and liabilities	(3,095)	(19,786)	(10,104)	(14,088)
Deferred income taxes	16,331	14,314	6,130	5,235
Interest expense	37,299	34,750	148,871	128,627
Accretion of interest	(1,215)	(917)	(4,863)	(3,459)
Interest and other income	(4,117)	(1,550)	(15,093)	(2,469)
Bad debt expense	(8,532)	(2,404)	(16,145)	(7,761)
Other expense	—	(52)	—	—
Income tax expense (benefit)	(15,845)	6,737	(4,437)	17,072

Adjusted EBITDA	($13,566)	$43,874	$31,085	$208,330
The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, cash provided by (used in) operating activities. Adjusted EBITDA can also be calculated as net income (loss) plus net interest expense, income taxes, asset impairment, depreciation and asset disposal and amortization adjusted for other expense and gain (which were not indicative of our ongoing cash flows from operations) and non-cash compensation. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Average revenue per user (ARPU)	2005	2004	2005	2004
	(Dollars in thousands, except ARPU)
Service revenue	$149,623	$149,848	$635,038	$603,242
Subscriber retention credits	697	545	4,405	3,431
Revenues not generated by wireless subscribers	(3,464)	(1,000)	(14,090)	(1,000)

Adjusted service revenue	$146,856	$149,393	$625,353	$605,673

Average subscribers	942,686	911,063	951,142	911,826
ARPU	$51.93	$54.66	$54.79	$55.35
We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which primarily consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. The increase in Universal Service Fund program revenue for the year ended December 31, 2005 resulted from operating the Puerto Rico and U.S. Virgin Island markets for twelve months as compared to only one month during the year ended December 31, 2004. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for the year to date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period. As a result of the acquisition and divestiture of subscribers related to the exchange transaction during the fourth quarter of 2004, average subscribers for this quarter was calculated by summing the average subscribers for each month in the quarter and dividing by three.

	Three Months		Twelve Months Ended
	Ended December 31,		December 31,
CCPU and CPGA	2005	2004	2005	2004
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$73,857	$58,328	$270,117	$244,360
General and administrative expense	54,754	38,545	211,284	146,265
Total cost of equipment — transactions with existing subscribers	16,964	11,132	77,071	43,799

CCPU operating expenses	145,575	108,005	558,472	434,424

Selling expense (1)	42,037	26,087	146,549	96,365
Total cost of equipment — transactions with new subscribers (1)	20,792	17,542	90,052	79,081

CPGA operating expenses	62,829	43,629	236,601	175,446

Non-cash compensation	1,274	3,547	9,083	19,965
Asset impairment	47,700	—	47,700	—
Depreciation and asset disposal	103,636	36,730	282,006	161,208
Amortization	12,589	6,071	59,449	13,162

Total operating expenses	373,603	197,982	1,193,311	804,205

CCPU operating expenses (from above)	145,575	108,005	558,472	434,424
Equipment revenue — transactions with existing subscribers	(8,631)	(5,081)	(25,061)	(20,070)

CCPU costs, net	$136,944	$102,924	$533,411	$414,354

Average subscribers	942,686	911,063	951,142	911,826
CCPU	$48.42	$37.66	$46.73	$37.87

CPGA operating expenses (from above)	$62,829	$43,629	$236,601	$175,446
Equipment revenue — transactions with new subscribers	(14,075)	(10,707)	(62,454)	(48,889)

CPGA costs, net	$48,754	$32,922	$174,147	$126,557

Gross subscriber additions	123,333	68,158	403,703	291,916
CPGA	$395	$483	$431	$434

We believe CCPU, which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, asset impairment, depreciation and asset disposal, amortization, non-cash compensation and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude asset impairment, depreciation and asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with accounting principles generally accepted in the United States.
We believe CPGA is a useful measure that quantifies the costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) plus selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
SUBSCRIBERS BY GEOGRAPHICAL LOCATION

	December 31, 2004	December 31, 2005
Domestic subscribers	710,528	698,971
Puerto Rico subscribers	241,217	266,851

Total SunCom subscribers	951,745	965,822